SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                                   FORM 8-K


                Current Report pursuant to Section 13 or 15(d)
                    of the Securities Exchange Act of 1934


Date of Report (Date of Earliest Event Reported): July 3, 1996


                             CHENIERE ENERGY, INC.
                       (f/k/a Bexy Communications, Inc.)
            (Exact name of Registrant as specified in its charter)



     Delaware                     2-63115              95-4352386
(State of incorporation)        (Commission         (I.R.S. employer
                                file number)      identification number)





Two Allen Center
1200 Smith Street, Suite 1710
Houston, Texas                                                          77002
(Address of principal executive offices)                             (Zip code)


Registrant's Telephone Number,
Including Area Code:  (713) 659-1361




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ITEM 1.   CHANGES IN CONTROL OF REGISTRANT.

          On July 3, 1996, in connection with the reorganization of the Company (the "Reorganization"), the Company issued shares of its common stock, $.003 par value per share (the "Common Stock"), representing approximately 93% of the issued and outstanding shares of capital stock of the Company, in exchange (the "Exchange") for all of the issued and outstanding shares of common stock of Cheniere Energy Operating Co., Inc. ("Operating"). Following the consummation of the Exchange, BSR Investments, Ltd., a British Virgin Islands corporation ("BSR"), and William D. Forster, an individual ("Forster"), owned 2,602,000 and 2,846,211 shares of Common Stock, representing 29.4% and 32.2% of the approximately 8,843,375 total outstanding shares of Common Stock, respectively. In addition, at the special meeting of the stockholders of the Company called held on July 2, 1996 to approve the Reorganization (the "Special Meeting"), the stockholders of the Company elected three directors nominated by Operating, including Forster; and at a meeting of the Board of Directors of the Company following the special meeting of stockholders, an additional director and officers of the Company were elected by the Board, including the election of Forster as President and Chief Executive Officer of the Company.

          In connection with the Reorganization of the Company, at the Special Meeting, the stockholders approved certain amendments to the Company's certificate of incorporation, as set forth in the amended and restated certificate of incorporation of the Company (the "Amended and Restated Certificate of Incorporation"), including the change of the name of the Company to Cheniere Energy, Inc., changes in the capitalization of the Company, and the addition of certain provisions to limit the liability of the Company's directors and to provide for indemnification of the officers and directors of the Company to the fullest extent permitted by Delaware law.

          BSR may be deemed to control the Company because of the amount of shares of Common Stock it owns and Forster may be deemed to control the Company because of a director and the amount of shares of Common Stock he owns and by virtue of his offices as a director and President and Chief Executive Officer of the Company.

          Prior to the consummation of the Exchange, Buddy Young, an individual ("Young"), owned 57% of the Company's capital stock and held the offices of President and Chief Executive Officer and thus was deemed to control the Company. In connection with the consummation of the Reorganization (the "Closing"), Young resigned all of his offices with the Company and following the issuance of shares of Common Stock to the former stockholders of Operating his ownership of the total issued and outstanding shares of Common Stock was reduced to 4%.

          Under the agreement and plan of reorganization dated as of April 16, 1996 (the "Reorganization Agreement") among the Company, Operating, the stockholders of Operating and Young, Young agreed to vote his shares in favor of the Reorganization and

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the other matters before the Special Meeting, including the election of the nominees of Operating as directors of the Company.

          At the Closing, Young entered into a consulting agreement (the "Consulting Agreement") with the Company having a two year term and providing for payments of $75,000 per annum, pursuant to which Young will provide the Company with advice and assistance regarding the transition of ownership and shareholder relations. In addition, at the Closing, Young and the Company entered into agreements providing that Young will not sell more than 10,000 shares of Common Stock per month for a nine-month period after the Closing (the "Limited Lock-Up Agreement") and that the Company will not engage in a reverse stock split, other than as contemplated by the Reorganization Agreement, for an eighteen-month period after the Closing (the "Agreement Regarding No Reverse Splits").

          Pursuant to the Reorganization Agreement, in connection with the Closing, Young entered into an indemnification agreement with the Company and Operating (the "Indemnification Agreement") pursuant to which Young agreed to indemnify the Company, Operating, and the stockholders of Operating against any cost, expense or other liability that any of them may suffer arising as the result of or in connection with (i) the operation of the business of the Company prior to the Closing, (ii) any untrue statement or omission of material fact made by or with respect to the Company or Young in the proxy statement provided to the stockholders in connection with the Special Meeting or the registration under the Securities Exchange Act of 1934 (the "Exchange Act") registering the stock of Mar Ventures, Inc., a wholly-owned subsidiary of the Company, the shares of which were distributed to the stockholders of record of the Company as of May 15, 1996 as part of the Reorganization (the "Divestiture"), and (iii) any tax liability arising out of or in connection with the consummation of the transactions contemplated by the Divestiture.

          The Reorganization Agreement, the Amended and Restated Certificate of Incorporation, the Consulting Agreement, the Limited Lock-Up Agreement, the Agreement Regarding No Reverse Splits and the Indemnification Agreement are Exhibits 2, 3, 10(a), 10(b), 10(c) and 10(d) hereto and are incorporated herein by reference. The discussion in this Report of such Exhibits is qualified in its entirety by reference to such Exhibits.

ITEM 2.   ACQUISITION OR DISPOSITION OF ASSETS.

          On July 3, 1996, in connection with the Reorganization, and following the consummation of the Exchange, the Company acquired from the stockholders of Operating, all of the issued and outstanding capital stock of Operating, a company engaged in the business of exploring for oil and gas reserves, in exchange for shares of Common Stock representing approximately 93% of the then issued and outstanding Common Stock. On the date of the Closing, the assets of Operating acquired by the Company consist primarily of cash and Operating's rights with respect to a 50% working interest participation in the leasing and drilling of all prospects generated by Zydeco Exploration, Inc. ("Exploration") in a specified area pursuant to a certain Exploration Agreement dated April 4, 1996 (the "Exploration Agreement") between Operating and Exploration.

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          See "Item 7. Financial Statements, Pro Forma Financial Information
and Exhibits" with respect to financial statements for Operating, pro forma financial information and copies of the Reorganization Agreement, being the agreement relating to the acquisition.

ITEM 5.   OTHER MATTERS.

          Election of Additional Officer and Director

          At a meeting of the Board of Directors of the Company held on July 2, 1996 immediately following the Special Meeting, Walter L. Williams, 68, was elected to the full time position of Vice-Chairman of the Company. Prior to joining the Company, Williams spent 32 years as a founder and later Chairman and Chief Executive Officer of Texoil, Inc., a publicly-held oil and gas exploration and production company conducting business off the Gulf Coast of Mexico. Prior to that time he was an independent petroleum consultant. He received a Bachelor of Science degree in petroleum engineering from Texas A&M University in 1949 and is a Registered Engineer in the states of Louisiana and Texas.

ITEM 7.   FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

          (a) Financial Statements of Business Acquired. Incorporated by reference to pages F-17 to F-23 of the Company's definitive proxy statement filed with the Securities Exchange Commission on June 10, 1996.

          (b) Pro Forma Financial Information. Incorporated by reference to pages F-24 to F-26 of the Company's definitive proxy statement filed with the Securities Exchange Commission on June 10, 1996.

          (c) Exhibit Index. See Exhibit Index.




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                                  SIGNATURES


          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned duly authorized.



                              CHENIERE ENERGY, INC.



                              By:/s/WILLIAM D. FORSTER
                                 ---------------------
                                   William D. Forster
                                   President and Chief Executive Officer


Dated:  July 16, 1996



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                               INDEX OF EXHIBITS



                                                                  Page of this
Exhibit No.                 Description                              Report
- -----------                -------------                          ------------


      2       Reorganization Agreement                                       *

      3       Amended and Restated Certificate of Incorporation             **

    10(a)     Consulting Agreement                                           7

    10(b)     Indemnification Agreement                                     13

    10(c)     Limited Lock-Up Agreement                                     18

    10(d)     Agreement Regarding No Reverse Splits                         20



* Incorporated by reference to Exhibit B to the definitive proxy statement of the Company filed with the Securities and Exchange Commission on June 10, 1996.

** Incorporated by reference to Exhibit A to the definitive proxy statement of the Company filed with the Securities and Exchange Commission on June 10, 1996.




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